March 25, 1996

          Telecommunications Industries, Inc.
          4900 Seminary Road, Suite 800
          Alexandria, Virginia  22311

          Infotechnology, Inc.
          4900 Seminary Road, Suite 800
          Alexandria, Virginia  22311


          Gentlemen:

               Reference is made to (a) that certain Asset Purchase Agreement (the "Purchase Agreement") dated May 16, 1995 by and between Comtex Scientific Corporation ("CSC") and Telecommunications Industries, Inc. ("TII"), (b) that certain Put Agreement (the "Put Agreement") dated May 16, 1995 by and between CSC and TII, (c) that certain Agreement dated May 16, 1995 by and between CSC and Infotechnology, inc. ("Infotech") and (d) that certain Amended, Consolidated and Restated 10% Senior Subordinated Secured Note dated May 16, 1995 made by CSC and payable to Infotech (the "Note")

               CSC and TII and Infotech desire to clarify certain provisions of the above-referenced agreements and instrument, and therefore agree as follows:

               (1) CSC exercised its right, under the Purchase Agreement and the Put Agreement, to require TII to repurchase certain assets, and to require TII to re-assume certain liabilities and obligations, on March 25, 1996.

               (2) The Put Assets, as defined in the Purchase Agreement and the Put Agreement, included all of the assets, rights and properties constituting or used exclusively in the Micro Research Industries business. The Put Liabilities, as defined in the Purchase Agreement and the Put Agreement, included all liabilities and obligations of every kind or nature, contingent, matured or otherwise, of the Micro Research Industries business, as well as all other Assumed Liabilities (as defined in the Purchase Agreement.





          Telecommunications Industries, Inc.
          Infotechnology, Inc.
          March 25, 1996
          Page 2

               (3) In lieu of seeking indemnification or other reimbursement form TII, whether under the Purchase Agreement or otherwise, CSC, at any time and by written notice to Infotech, may elect to have the principal amount of the Note reduced by the amount of any damage, loss, liability, judgment, fine, penalty, assessment, settlement, cost or expense incurred by CSC including, without limitation, reasonable expenses of investigation, reasonable attorneys' fees and other reasonable legal costs and expenses incident to any of the foregoing or to the enforcement of this paragraph, whether or not suit is brought or, if brought, whether or not such suite is successful in whole or in part arising out of or relating to the Micro Research Industries business.

               If the foregoing correctly sets forth our understanding, please execute this letter in the spaces provided below.

                                        Sincerely,


                                        /S/ Charles W. Terry
                                        __________________
                                        Charles W. Terry

          AGREED:


          INFOTECHNOLOGY, INC.


          By:   /S/ C.W. Gilluly
               ________________
          Title:    President


          TELECOMMUNICATIONS INDUSTRIES, INC.

          By:   /S/ C.W. Gilluly
               ________________
          Title:    President